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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 1999

                            USTMAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

      CALIFORNIA                      0-16011                     95-2873757
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(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

            12265 W. Bayaud Ave. #110, Lakewood, CO        80228
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            (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (303) 986-8011

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS

USTMAN Technologies, Inc. (OTCBB: USTX) announced today that it has determined to withdraw its registration statement filed in April 1999 with the Securities and Exchange Commission. The registration statement was intended to permit shareholders to acquire additional shares of the Company's common stock at an anticipated subscription price of $0.25 per share. The Company intends to formally withdraw this registration statement in the near future. The Company's principal shareholder, Sagaponack Investors, had agreed to exchange $750,000 of its unsecured debt for common stock on the same terms as other investors in the proposed offering. Now the Company and Sagaponack are considering other alternatives to convert this debt into equity without imposing excessive dilution on the existing shareholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         USTMAN TECHNOLOGIES, INC.

Date: December 17, 1999                  By /s/ Dan R. Cook
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                                            Dan R. Cook, President